UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2009

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 10, 2009, the Board of Directors (the “Board”) of Applied Materials, Inc. (“Applied”) approved a second ten percent (10%) reduction in the annual cash retainer for non-employee directors of the Board, in order to reduce costs in light of global economic and industry conditions. This reduction is in addition to the ten percent (10%) reduction in non-employee directors’ annual cash retainer that previously was implemented in December 2008. This brings the non-employee directors’ annual cash retainer to $52,000, which is a total reduction of twenty percent (20%) from $65,000, the annual cash retainer for non-employee directors of the Board in effect at the beginning of Applied’s current fiscal year. This reduction in non-employee directors’ compensation is consistent with the ongoing twenty percent (20%) reduction in base salary for each of Applied’s senior executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: March 13, 2009	By:	/s/ JOSEPH J. SWEENEY
Joseph J. Sweeney
Senior Vice President General Counsel and Corporate Secretary